UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Act of 1934

Date of Report (Date of earliest event reported): August 9, 2022

Superior Drilling Products, Inc.
(Exact name of registrant as specified in its charter)

Utah	001-36453	46-4341605
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1583 South 1700 East Vernal, Utah	84078
(Address of principal executive offices)	(Zip Code)

(435) 789-0594
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.133-4(c))

Securities Registered Pursuant to Section 12(b) of the Exchange Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock, $0.001 par value	SDPI	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Stockholders of Superior Drilling Products, Inc. on August 9, 2022, two Class II directors were elected for a term expiring on the date of the annual meeting for the year ended December 31, 2025. As to the nominees for director, the results of the voting were as follows:

Name of Nominee	Number of Votes Voted For	Number of Votes Withheld	Number of Broker Non-Votes
Annette Meier	13,473,554	643,341	7,764,040
James R. Lines	13,506,992	609,903	7,764,040

The result of the vote on the ratification of the Plan Amendment to increase the number of shares of common stock available under the 2015 Incentive Plan was as follows:

Number of Votes Voted For	Number of Votes Voted Against	Number of Votes Abstaining	Number of Broker Non-Votes
13,575,901	502,809	38,185	7,764,040

The result of the vote on the ratification of Moss Adams LLP as the Company’s independent registered public accounting firm was as follows:

Number of Votes Voted For	Number of Votes Voted Against	Number of Votes Abstaining	Number of Broker Non-Votes
21,858,149	21,976	810	0

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description

10.1	Third Amendment to 2015 Long Term Incentive Plan (incorporated herein by reference to Appendix A to the Company’s Definitive Proxy Statement on Schedule 14A filed with the Commission on July 15, 2022).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Superior Drilling Products, Inc.

Dated: August 11, 2022	/s/ Christopher D. Cashion
Christopher D. Cashion
Chief Financial Officer